Exhibit 10.24

Composite Form
of
SPLIT DOLLAR INSURANCE AGREEMENT

This Split Dollar Agreement (the “Agreement”) is made and entered into as of the          day of                               , by and between AAR CORP., a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”) and                                                                        (the “Employee”).

W I T N E S S E T H

WHEREAS, the Employee presently is employed by the Corporation, or an affiliated company, his services have contributed to the successful operation of the Corporation, and the Corporation and its directors determined that it is in the best interest of the Corporation to provide for life insurance on the life of the Employee under a split-dollar arrangement and entered into a Split Dollar Agreement dated                      Setting forth the terms of the arrangement; and

WHEREAS, the Employee presently is the owner of the following insurance policy insuring the life of the Employee (the “Policy”):

Insurance Company	Policy Number	Face Amount

and

WHEREAS, the Corporation and the Employee agree to make the Policy subject to this Agreement;

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Corporation and the Employee hereby mutually covenant and agree as follows:

ARTICLE I

Payment of Premiums

A.    Each premium on the Policy shall be paid by the Corporation as it becomes due; provided, however, that in the event of a “Change in Control” (defined in paragraph B of this Article), the Corporation shall pay immediately into the Policy (i) all premiums owed for all future periods as shown on the original illustrations for the Policy, plus (ii) such additional sum as is required by the Insurance Company (the “Insurer”) in order for the cash values and death benefits to be at the level on the date of the Change in Control as was originally illustrated for the Policy for that date, but based on then current dividend and mortality assumptions. For each taxable year that this Agreement is in force, the Employee shall have taxable income equal to the value of the economic benefit (defined in paragraph B of this Article) of the life insurance protection enjoyed by the Employee for that taxable year. In addition, for each taxable year that this Agreement is in force, the Corporation shall pay to the appropriate federal, state or local government revenue collection agency a cash distribution equal to the sum of (i) the amount needed to pay applicable income and Medicare taxes (“taxes”) on the economic benefit of the life insurance protection which is taxed on the cash distribution under clause (i) of this sentence and this clause (ii). The top income tax rate then in effect for single individuals shall be used to calculate all distributions.

B.     For purposes of this Agreement:

1.      The “economic benefit” of the life insurance protection for each taxable year shall equal the lower of the amount computed by MetLife or the lowest amount computed in accordance with the alternative methods authorized under Revenue Ruling 64-328, 1964-2 C.B. 11, and Revenue Ruling 66-110, 1966-1 C.B. 12, or under any subsequent modification of those rulings;

2.      The Corporation’s “premium contributions” shall equal the total premiums paid hereunder by the Corporation for all premium periods; and

3.      A “Change in Control” shall be deemed to occur on the earliest of:

(a)    any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), has acquired (other than directly from the Corporation) beneficial ownership (as that term is defined in Rule 13d-3 under the Exchange Act), of more than 20% of the outstanding capital stock of the Corporation entitled to vote for the election of directors; or

(b)    the effective time of (i) a merger or consolidation or other business combination of the Corporation with one or more other corporations as a result of which the holders of the outstanding voting stock of the Corporation immediately prior to such business combination hold less than 60% of the voting stock of the surviving or resulting corporation, or (ii) a transfer of substantially all of the assets of the Corporation other than to an entity of which the Corporation owns at least 80% of the voting stock; or

(c)    the election over any period of time to the Board of Directors of the Corporation without the recommendation or approval of the incumbent Board of Directors of the Corporation, of the lesser of (i) three directors, or (ii) directors constituting a majority of the number of directors of the Corporation then in office.

ARTICLE II

Policy Ownership, Beneficiaries and Dividend Application

A.    Except as provided in paragraph B of this Article, the Employment shall be the sole and exclusive owner of the Policy, and shall be entitled to exercise all rights of ownership thereof, except that such rights shall not impact the Corporation’s ownership of any portion of the cash value of the Policy.

B.     Except as provided in Article III of this Agreement, the Corporation shall own the cash value of the Policy. In exchange for the Corporation’s agreement hereunder to pay Policy premiums, the Employee shall assign to the Corporation, by an instrument of collateral assignment in substantially the same form as the instrument attached as Exhibit A to this Agreement (the “Assignment”), the right to receive the amounts provided in Article III of this Agreement.

C.     All dividends payable under the Policy shall be applied as provided in the Policy, including the application therefor.

D.     The Corporation agrees that it will not exercise its rights in the Policy in any way that might impair or defeat the interest of the Employee or beneficiary of the Policy, and will cooperate with the Employee in securing such additional riders to the Policy as the Employee may request from time to time on such terms as are mutually acceptable to the Corporation and the Employee. All additional premiums for any rider that is added to the Policy shall be paid by the Corporation. Unless the Corporation and the Employee otherwise agree and provide written notice of the same to the Insurer, all riders shall inure to the exclusive benefit of the Employee, its designee, or its beneficiary or beneficiaries under the Policy.

ARTICLE III

Termination of Agreement

A.    Except as otherwise provided in paragraph E below, this Agreement shall terminate automatically upon the first to occur of the following events: (i) termination of employment of the Employee with the Corporation prior to the 10th anniversary date of this Agreement and Employee’s death, Disability or Retirement; (ii)

surrender of the Policy by the Employee prior to Retirement; (iii) surrender of the Policy after Retirement; (iv) bankruptcy, receivership or dissolution of the Corporation; (v) termination of this Agreement by mutual consent of the Employee and the Corporation; and (vi) the death of the Employee. For purposes of this Agreement, “Retirement” means retirement under the AAR CORP. Retirement Plan and “Disability” means the inability of Employee to engage in any substantial performance of assigned duties for a continuous period of 180 consecutive days due to a physical or mental impairment which otherwise meets the eligibility requirements of the Corporation’s Long Term Disability Welfare Plan.

B.     In the event that this Agreement is terminated for the reason set forth in clauses (i) or (ii) of Section II.A. above, the Corporation shall be entitled to receive from the Employee, within sixty (60) days of the date of such termination, an amount equal to the greater of (i) the cash value of the Policy, and (ii) the sum of the Corporation’s premium contributions determined as of the date of such termination.

C.     In the event that this Agreement is terminated for any of the reasons set forth in clauses (iii), (iv) or (v) of Section II.A. above, the Corporation shall be entitled to receive from the Employee, within sixty (60) days of such termination, an amount equal to the lesser of (i) the cash value of the Policy and (ii) the sum of the Corporation’s premium contributions paid pursuant to Article I of this Agreement, determined as of the date of such termination.

D.     In the event that this Agreement is terminated by reason of the death of the Employee, the Corporation shall have an interest in the proceeds of the Policy, which interest shall be equal in value to the sum of the Corporation’s premium contributions determined as of the date of such termination, and the beneficiary or beneficiaries under the Policy shall receive the balance of those proceeds. Upon the death of the Employee while this Agreement is in force, the Corporation agrees to take such action as may be necessary to obtain payment from the Insurer of the death benefit to the beneficiaries, including, but not limited to, providing the Insurer with an affidavit as to the amount to which the Corporation is entitled under this Agreement.

E.     Upon the Corporation’s receipt of the amounts described in III.B. and C. above from the Employee within the referenced sixty (60) day period, the Corporation shall release all of its rights and privileges under the Assignment. If the Corporation does not receive payment of such amounts within such sixty (60) day period, the Employee will be deemed in default, and the Corporation thereafter may exercise all of its rights and privileges under the Assignment which shall be its sole and exclusive remedy for such default.

F.     Notwithstanding any other provisions of this Article III, this Agreement shall continue in effect and not terminate in the event of a termination of the employment of Employee, at any time, under circumstances which result in the triggering of change in control benefits upon a termination of employment under any written Employment or Severance and Change in Control Agreement executed between the Employee and the Company, and then in effect.

G.     Until the Corporation receives the amount to which it is entitled under this Article upon the termination of this Agreement, the Corporation shall remain a collateral assignee of the Policy as long as the Policy remains in force.

ARTICLE IV

Governing Law and Notices

A.    This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

B.     All notices hereunder shall be in writing and sent by first class mail with postage prepaid to each party at the address set forth in Exhibit B hereto. For purposes of this Agreement, a party may change its address from time to time by written notice to the other party.

ARTICLE V

Not a Contract of Employment

This Agreement shall not be deemed to constitute a contract of employment between the Employee and the Corporation, nor shall any provision hereof restrict the right of the Corporation to discharge the Employee or restrict the right of the Employee to terminate his employment with the Corporation. This Agreement shall not be considered to be an amendment or modification of the terms of any other agreement between the Employee and the Corporation.

ARTICLE VI

Amendment and Successors

The following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

A.    The named fiduciary:         The Corporation.

B.     The funding policy under this Agreement is that all premiums on the Policy be remitted to the Insurer when due, except that in the event of a Change in Control, the payment of premiums shall be accelerated as provided in Article I of this Agreement.

C.     Direct payment by the Insurer is the basis of payment of benefits under this Agreement, with those benefits in turn being based on the payment of premiums as provided in the Agreement.

D.     For claims procedure purposes, the “Claims Manager” shall be the Corporation.

1.      If for any reason a claim for benefits under this Agreement is denied by the Corporation, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the section in this Agreement on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of that claim, all written in a manner calculated to be understood by the claimant. For this purpose:

(a)    The claimant’s claim shall be deemed filed when presented orally or in writing to the Claims Manager.

(b)    The Claims Manager’s explanation shall be in writing delivered to the claimant within 30 days of the date the claim was filed.

2.      The claimant shall have 60 days following the receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or the claimant’s representative may submit pertinent documents and written issues and comments.

3.      The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 10 days of receipt of the claimant’s request for review of the claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to pertinent provisions of the Agreement on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 10 days, the claim shall be deemed denied on review.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date first above written.

CORPORATION:	EMPLOYEE:

By
Vice President

ATTEST:

Secretary

EXHIBIT A

Assignment

This Assignment is made by the undersigned Owner effective this          day of                     , 20    .

Definitions:

A.             Assignee:       AAR CORP., a Delaware corporation

B.               Owner:

C.               Insured:

D.              Insurer:

E.                Policy:

F.                Policy Interest:   The Assignee’s Policy Interest shall be the amounts determined under Article III of the Split Dollar Agreement. The Insurer shall be entitled to rely on the Assignee’s certificate of the amount of its Policy Interest.

G.               Split Dollar Agreement:   That certain agreement executed as of                      between the Owner and the Assignee.

RECITALS:

A.             Under the Split Dollar Agreement, the Assignee has agreed to assist the Owner in payment of premiums on the Policy.

B.               In consideration of such premium payments by the Assignee, the Owner here intends to grant the Assignee certain limited interests in the Policy.

THEREFORE, for value received, it is agreed:

1.                 Assignment — The Owner hereby assigns, transfers and sets over to the Assignee, its successors and assigns, the right to receive the amounts specified in Article III of the Split Dollar Agreement. The Assignee shall own the cash value in the Policy except as provided in Article III of the Split Dollar Agreement.

2.                 Retained Rights — Except as expressly provided in Section 1, the Owner retains all rights under the Policy without the consent of the Assignee, its successors and assigns, including:

(a)             The right to change the owner, provided the Insurer consents to the change;

(b)            The right to designate and change the beneficiary; and

(c)             The right to further assign the policy or any remaining interest in it, provided that any such further assignment shall be subject to this Assignment.

3.                 Insurer — The Insurer is hereby authorized to recognize, and is fully protected in recognizing the claims of the Assignee, its successors and assigns, to rights hereunder, without investigating the reasons for such action by the Assignee, its successors and assigns, or the validity or the amount of such claims, or the existence of any default therein, or the application to be made by the Assignee, its successors and assigns, of any amounts paid to the Assignee, its successors and assigns. The signature of any authorized officer of the Assignee, other than the Employee, its successors and assigns, shall be sufficient for the exercise of its rights hereunder and the exercise of any such right shall, to the extent thereof, operate to release or surrender the interest of all parties, including successors and assigns, claiming any interest in the Policy. The receipt by the Assignee, its successors and assigns, of all amounts due under Article III of the Split Dollar Agreement shall be a full discharge and release thereto to the Insurer.

4.                 Release of Assignment — Upon payment to the Assignee, its successors and assigns, of the amount due under Article III of the Split Dollar Agreement, the Assignee, its successors and assigns shall execute a written release of this Agreement.

IN WITNESS WHEREOF, the Owner has executed this Assignment as of the date first above written.

OWNER:

Witness:

EXHIBIT B

Party	Address

AAR CORP.	One AAR Place
1100 N. Wood Dale Road
Wood Dale, IL 60191